Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213589 on Form S-8 of WEC Energy Group, Inc. of our report dated June 14, 2019 appearing in this Annual Report on Form 11-K of WEC Energy Group Limited Retirement Savings Plan for the year ended December 31, 2018.

/s/CliftonLarsonAllen LLP

Minneapolis, Minnesota
June 14, 2019